Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

Contacts:
Media Relations:	Investor Relations:
Lauren Baker	Andy Schulz
+1 303 397 2615	+1 303 397 2969
lauren.baker@ihs.com	andy.schulz@ihs.com

IHS Inc. Announces Higher First-Quarter 2008 Results

EPS of $0.34 and Adjusted EPS of $0.45

ENGLEWOOD, Colo. (March 19, 2008) — IHS Inc. (NYSE: IHS), a leading global source of critical information and insight, today reported results for the first quarter ended February 29, 2008.  Revenue for the first quarter of 2008 totaled $198.8 million, representing a 30-percent increase over first-quarter 2007 revenue of $152.6 million. Net income for the first quarter of 2008 increased 17 percent to $21.4 million, or $0.34 per diluted share, compared to first-quarter 2007 net income of $18.4 million, or $0.32 per diluted share.

Adjusted EBITDA totaled $50.8 million for the first quarter of 2008, up 41 percent from $36.1 million in the first quarter of 2007.  Adjusted earnings per diluted share were $0.45 for the first quarter of 2008, an increase of 18 percent over the prior-year amount of $0.38 per diluted share. Adjusted EBITDA and adjusted earnings per share are non-GAAP (generally accepted accounting principles) financial measures used by management to measure operating performance.  Please see the end of this release for more information about these non-GAAP measures.

“We are off to a very good start in 2008,” said Jerre Stead, chairman and chief executive officer, IHS.  “We continued to drive solid organic growth, improve margins and deliver strong cash flow in the quarter, and we have completed five strategic acquisitions that strengthen our ability to be the Source for Critical Information and Insight™ for our customers around the globe.”

First-Quarter 2008 Detail

Revenue for the first quarter of 2008 totaled $198.8 million, representing a 30-percent increase over first-quarter 2007 revenue of $152.6 million. Organic revenue growth in the first quarter of 2008 represented nine percent of the increase, acquisitions contributed 19 percent and foreign exchange accounted for the remainder of the overall revenue increase.  The Energy segment grew its revenue 27 percent in the first quarter of 2008 to $110.3 million, compared to $86.7 million in the prior year.  The Engineering segment grew its first-quarter 2008 revenue by 34 percent, to $88.5 million, versus $65.9 million in 2007.

Adjusted EBITDA for the first quarter of 2008 grew 41 percent, to $50.8 million, from $36.1 million and was driven primarily by top-line growth, margin improvement and contributions from our 2007 acquisitions.  Operating income increased $5.0 million year over year, or 20 percent, to $30.9 million, up from $25.9 million in the first quarter of 2007.  Energy operating income was $39.2 million, an increase of 45 percent over the prior-year quarter, and Engineering operating income was $15.0 million, up 15 percent over last year.

Cash Flows

IHS generated approximately $32.5 million of cash flow from operations during the first quarter of 2008, compared to last year’s $23.1 million.

Balance Sheet

IHS ended the first quarter of 2008 with $139.1 million of cash and cash equivalents, and virtually no debt.  “Early in March, we announced four strategic acquisitions with a total transaction value of almost $125 million, which we funded in part from existing cash balances and in part by utilizing $50 million from our $385 million credit facility,” stated Michael Sullivan, executive vice president and chief financial officer.  “Our strong balance sheet and the cash-generating characteristics of our recurring revenue subscription model continue to support our profitable growth strategies, including a robust acquisition pipeline.”

Share Repurchase Program

During the first quarter of 2008, IHS repurchased 66,500 shares of its common stock in the open market for approximately $3.9 million, or $58.41 per share.

Outlook (forward-looking statement)

Based upon year-to-date performance, IHS is revising its annual guidance upward and currently anticipates all-in revenue growth in the range of 21 to 23 percent for the full year ending November 30, 2008 from a base of $688.4 million in fiscal 2007.  The company further expects adjusted EBITDA on an all-in basis to grow 26 to 28 percent for fiscal 2008 from a base of $167.6 million in fiscal 2007.  See discussion of adjusted EBITDA and non-GAAP financial measures at the end of this release.

As previously announced, IHS will hold a conference call to discuss first quarter results on March 19, 2008, at 3:00 p.m. MDT (5:00 p.m. EDT).  The conference call will be simultaneously webcast on the company’s website: www.ihs.com.

Use of Non-GAAP Financial Measures

Non-GAAP results are presented only as a supplement to the financial statements based on U.S. generally accepted accounting principles (GAAP). The non-GAAP financial information is provided to enhance the reader’s understanding of our financial performance, but no non-GAAP measure should be considered in isolation or as a substitute for financial measures calculated in accordance with GAAP. Reconciliations of the most directly comparable GAAP measures to non-GAAP measures, such as adjusted EBITDA and adjusted earnings per diluted share, are provided within the schedules attached to this release.

EBITDA is defined as net income plus or minus net interest plus taxes, depreciation and amortization. Adjusted EBITDA excludes non-cash items, gains and losses on sales of assets and investments and other items that management does not utilize in assessing our operating performance (as further described in the attached financial schedules). Adjusted earnings per diluted share exclude similar non-cash items as adjusted EBITDA.  None of these non-GAAP financial measures are recognized terms under GAAP and do not purport to be an alternative to net income as an indicator of operating performance or any other GAAP measure.

Management uses these non-GAAP measures in its operational and financial decision-making, believing that it is useful to eliminate certain items in order to focus on what it deems to be a more reliable indicator of ongoing operating performance and our ability to generate cash flow from operations. As a result, internal management reports used during monthly operating reviews feature the adjusted EBITDA and adjusted earnings per diluted share metrics. Management also believes that investors may find non-GAAP financial measures useful for the same reasons, although investors are cautioned that non-GAAP financial measures are not a substitute for GAAP disclosures. EBITDA, adjusted EBITDA, and adjusted earnings per diluted share are also used by research analysts, investment bankers and lenders to assess our operating performance. For example, a measure similar to EBITDA is required by the lenders under our credit facility.

Because not all companies use identical calculations, our presentation of non-GAAP financial measures may not be comparable to other similarly-titled measures of other companies. However, these measures can still be useful in evaluating our performance against our peer companies because management believes the measures provide users with valuable insight into key components of GAAP financial disclosures. For example, a company with greater GAAP net income may not be as appealing to investors if its net income is more heavily comprised of gains on asset sales.  Likewise, eliminating the effects of interest income and expense moderates the impact of a company’s capital structure on its performance.

All of the items included in the reconciliation from net income to adjusted EBITDA are either (i) non-cash items (e.g., depreciation, amortization and impairment of investment in affiliate) or (ii) items that management does not consider to be useful in assessing our operating performance (e.g., income taxes and gain on sale of assets). In the case of the non-cash items, management believes that investors can better assess our operating performance if the measures are presented without such items because, unlike cash expenses, these adjustments do not affect our ability to generate free cash flow or invest in our business. For example, by eliminating depreciation and amortization from EBITDA, users can compare operating performance without regard to different accounting determinations such as useful life. In the case of the other items, management believes that investors can better assess operating performance if the measures are presented without these items because their financial impact does not reflect ongoing operating performance.

IHS Forward-Looking Statements:

This release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are statements that are not historical facts.  Such statements may include financial projections and estimates and their underlying assumptions, statements regarding plans, objectives and expectations with respect to future operations, products and services, and statements regarding future performance.  Forward-looking statements are generally identified by the words “expect,” “anticipate,” “believe,” “intend,” “estimate,” “plan” and similar expressions.  Although IHS and its management believe that the expectations reflected in such forward-looking statements are reasonable, investors are cautioned that forward-looking information and statements are subject to various risks and uncertainties—many of which are difficult to predict and generally beyond the control of IHS—that could cause actual results and developments to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements.  These risks and uncertainties include those discussed or identified by IHS from time to time in its public filings.  Other than as required by applicable law, IHS does not undertake any obligation to update or revise any forward-looking information or statements.  Please consult our public filings at www.sec.gov or www.ihs.com.

About IHS Inc. (www.ihs.com)

IHS (NYSE: IHS) is a leading global source of critical information and insight for customers in a broad range of industries. Our customer product and service solutions span four major areas of information: energy, product lifecycle management, environmental and security.  By focusing on our customers first, we deliver data and expertise that enable innovative and successful decision-making.  Customers range from governments and multinational companies to smaller companies and technical professionals in more than 180 countries. IHS has been in business since 1959 and employs more than 3,000 people in 35 locations around the world.

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IHS is a registered trademark of IHS Inc. All other company and product names may be trademarks of their respective owners. Copyright © 2008 IHS Inc.  All rights reserved.

IHS INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per-share amounts)

	February 29,	November 30,
	2008	2007
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$139,133	$148,484
Short-term investments	—	10,518
Accounts receivable, net	192,993	175,542
Deferred subscription costs	41,311	35,910
Deferred income taxes	16,369	17,681
Other	16,446	14,112
Total current assets	406,252	402,247
Non-current assets:
Property and equipment, net	58,401	58,756
Intangible assets, net	205,588	206,359
Goodwill, net	585,246	564,582
Prepaid pension asset	92,173	91,116
Other	847	747
Total non-current assets	942,255	921,560
Total assets	$1,348,507	$1,323,807
Liabilities and stockholders’ equity
Current liabilities:
Short-term debt	$—	$3,062
Accounts payable	32,446	37,550
Accrued compensation	14,169	37,014
Accrued royalties	23,537	22,684
Other accrued expenses	38,877	37,435
Income tax payable	8,049	15,255
Deferred subscription revenue	283,163	239,395
Total current liabilities	400,241	392,395
Long-term debt	—	37
Accrued pension liability	11,641	11,965
Accrued post-retirement benefits	9,462	10,203
Deferred income taxes	58,062	60,461
Other liabilities	5,936	7,619
Minority interests	222	219
Commitments and contingencies
Stockholders’ equity:
Class A common stock, $0.01 par value per share, 80,000,000 shares authorized, 50,070,579 and 49,831,293 shares issued and 48,723,478 and 48,758,518 shares outstanding at February 29, 2008 and November 30, 2007, respectively	500	498
Class B common stock, $0.01 par value per share, 13,750,000 shares authorized, issued and outstanding at February 29, 2008 and November 30, 2007	138	138
Additional paid-in capital	401,292	381,124
Treasury stock, at cost; 1,347,101 and 1,072,775 shares at February 29, 2008 and November 30, 2007, respectively	(62,894)	(46,045)
Retained earnings	506,657	483,804
Accumulated other comprehensive income	17,250	21,389
Total stockholders’ equity	862,943	840,908
Total liabilities and stockholders’ equity	$1,348,507	$1,323,807

IHS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per-share amounts)

	Three Months Ended
	February 29, 2008	February 28, 2007
	(Unaudited)
Revenue:
Products	$159,689	$122,979
Services	39,088	29,642
Total revenue	198,777	152,621
Operating expenses:
Cost of revenue:
Products	63,094	48,733
Services	26,066	17,005
Total cost of revenue (includes stock-based compensation expense of $311 and $351 for the three months ended February 29, 2008 and February 28, 2007)	89,160	65,738
Selling, general and administrative (includes stock-based compensation expense of $12,390 and $6,985 for the three months ended February 29, 2008 and February 28, 2007)	71,886	57,891
Depreciation and amortization	8,823	4,580
Restructuring and other charges (credits)	—	(9)
Gain on sales of assets, net	(119)	(751)
Net periodic pension and post-retirement benefits	(1,093)	(268)
Earnings in unconsolidated subsidiaries	(49)	(44)
Other income, net	(764)	(400)
Total operating expenses	167,844	126,737
Operating income	30,933	25,884
Interest income	1,217	1,654
Interest expense	(136)	(133)
Non-operating income, net	1,081	1,521
Income from continuing operations before income taxes and minority interests	32,014	27,405
Provision for income taxes	(10,599)	(9,043)
Income from continuing operations before minority interests	21,415	18,362
Minority interests	16	15
Net income	$21,431	$18,377
Net income per share:
Basic (Class A and Class B common stock)	$0.35	$0.32
Diluted (Class A and Class B common stock)	$0.34	$0.32
Weighted average shares:
Basic (Class A common stock)	48,221	43,844
Basic (Class B common stock)	13,750	13,750
Diluted (Class A common stock)*	62,896	57,698
Diluted (Class B common stock)	13,750	13,750

*The diluted Class A common stock weighted average shares calculation includes the assumed conversion of the 13,750 shares of Class B common stock.

IHS INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Three Months Ended
	February 29, 2008	February 28, 2007
	(Unaudited)
Operating activities
Net income	$21,431	$18,377
Reconciliation of net income to net cash provided by operating activities:
Depreciation and amortization	8,823	4,580
Stock-based compensation expense	12,701	7,336
Gain on sales of assets, net	(119)	(751)
Net periodic pension and post-retirement benefits income	(1,563)	(980)
Undistributed earnings of affiliates, net	(49)	(44)
Minority interests	(16)	(206)
Deferred income taxes	2,422	(447)
Change in assets and liabilities:
Accounts receivable, net	(20,167)	(10,523)
Other current assets	(7,423)	(4,797)
Accounts payable	(3,239)	(8,841)
Accrued expenses	(20,928)	(14,662)
Income taxes	(2,126)	1,883
Deferred subscription revenue	42,733	32,172
Net cash provided by operating activities	32,480	23,097
Investing activities
Capital expenditures on property and equipment	(3,073)	(3,305)
Change in other assets	(2,624)	(1,137)
Sales and maturities of investments	10,500	2,008
Acquisitions of businesses, net of cash acquired	(28,206)	(8,269)
Proceeds from sale of assets	140	2,461
Net cash used in investing activities	(23,263)	(8,242)
Financing activities
Net payments on debt	(3,099)	(537)
Excess tax benefit from equity compensation plans	384	104
Repurchases of common stock	(16,849)	(7,763)
Net cash used in financing activities	(19,564)	(8,196)
Foreign exchange impact on cash balance	996	(479)
Net increase (decrease) in cash and cash equivalents	(9,351)	6,180
Cash and cash equivalents at the beginning of the year	148,484	180,034
Cash and cash equivalents at the end of the quarter	$139,133	$186,214

IHS INC.

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS

(In thousands)

	Three Months Ended
	February 29, 2008	February 28, 2007
	(Unaudited)
Energy	$110,299	$86,746
Engineering	88,478	65,875
Shared Services	—	—
Revenue	$198,777	$152,621

Energy	$39,152	$27,045
Engineering	14,992	12,985
Shared Services	(23,211)	(14,146)
Operating income	$30,933	$25,884

	Three Months Ended February 29, 2008
	Energy	Engineering	Shared Services	Consolidated
	(Unaudited)
Operating income	$39,152	$14,992	$(23,211)	$30,933
Adjustments:
Stock-based compensation expense	—	—	12,701	12,701
Depreciation and amortization	4,058	4,126	639	8,823
Gain on sale of assets	—	(119)	—	(119)
Non-cash net periodic pension and post-retirement benefits	—	—	(1,563)	(1,563)
Minority interest	—	16	—	16
Adjusted EBITDA	$43,210	$19,015	$(11,434)	$50,791

	Three Months Ended February 28, 2007
	Energy	Engineering	Shared Services	Consolidated
	(Unaudited)
Operating income	$27,045	$12,985	$(14,146)	$25,884
Adjustments:
Stock-based compensation expense	—	—	7,336	7,336
Depreciation and amortization	2,678	1,405	497	4,580
Restructuring and offering charges (credits)	1	(10)	—	(9)
Gain on sale of assets	(1)	6	(756)	(751)
Non-cash net periodic pension and post-retirement benefits	—	—	(980)	(980)
Minority interest	—	15	—	15
Adjusted EBITDA	$29,723	$14,401	$(8,049)	$36,075

IHS INC.

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS

(In thousands)

	Three Months Ended
	February 29, 2008	February 28, 2007
	(Unaudited)
Net income	$21,431	$18,377
Interest income	(1,217)	(1,654)
Interest expense	136	133
Provision for income taxes	10,599	9,043
Depreciation and amortization	8,823	4,580
EBITDA	39,772	30,479
Compensation expense related to equity awards	12,701	7,336
Restructuring and other charges (credits)	—	(9)
Gain on sales of assets, net	(119)	(751)
Non-cash net periodic pension and post-retirement benefits income	(1,563)	(980)
Adjusted EBITDA	$50,791	$36,075

	Three Months Ended
	February 29, 2008	February 28, 2007
	(Unaudited)
Net cash provided by operating activities	$32,480	$23,097
Capital expenditures on property and equipment	(3,073)	(3,305)
Free cash flow	$29,407	$19,792

IHS INC.

SUPPLEMENTAL INFORMATION

	Three Months Ended
	February 29, 2008	February 28, 2007
	(Unaudited)
Earnings per diluted share	$0.34	$0.32
Stock-based compensation expense	0.13	0.08
Gain on sales of assets, net	(0.00)	(0.01)
Non-cash net periodic pension and post-retirement benefits	(0.02)	(0.01)
Adjusted earnings per diluted share	$0.45	$0.38
Note: amounts may not sum due to rounding.